Exhibit 99.1

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/03/00 Amended 30/09/01, 24/10/05, 17/12/10

Name of entity
WONHE MULTIMEDIA COMMERCE LTD

ABN	Quarter ended (“current quarter”)
71 607 288 755	31 DECEMBER 2015

Consolidated statement of cash flows

Cash flows related to operating activities		Current quarter $A’000	Year to date (27 July to 31 December 2015) $A’000
1.1	Receipts from customers	12,574	21,153
1.2	Payments for (a) staff costs (b) advertising and marketing (c) research and development (d) leased assets (e) other working capital	(141) (161) (53) (52) (8,472)	(226) (267) (90) (86) (13,994)
1.3	Dividends received
1.4	Interest and other items of a similar nature received	60	124
1.5	Interest and other costs of finance paid
1.6	Income taxes paid	(546)	(976)
1.7	Other (provide details if material)

	Net operating cash flows	3,209	5,638

+ See chapter 19 for defined terms.

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Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

		Current quarter $A’000	Year to date (27 July to 31 December 2015) $A’000
1.8	Net operating cash flows (carried forward)	3,209	5,638
	Cash flows related to investing activities
1.9	Payment for acquisition of: (a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets	(8,054)	(2) (8,959)
1.10	Proceeds from disposal of: (a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets
1.11	Loans to other entities
1.12	Loans repaid by other entities
1.13	Other (provide details if material)- Cash from Acquisition of Kuayu and its controlled entities		71,880

	Net investing cash flows	(8,054)	62,919

1.14	Total operating and investing cash flows	(4,845)	68,557
	Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc.	3,046	3,046
1.16	Proceeds from sale of forfeited shares
1.17	Proceeds from borrowings	11	11
1.18	Repayment of borrowings
1.19	Dividends paid
1.20	Other (provide details if material)
	Net financing cash flows	3,057	3,057
	Net increase (decrease) in cash held	(1,788)	71,614
1.21	Cash at beginning of quarter/year to date	73,402	-
1.22	Exchange rate adjustments to item 1.20
1.23	Cash at end of quarter	71,614	71,614

+ See chapter 19 for defined terms.

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Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

Current quarter $A'000
1.24	Aggregate amount of payments to the parties included in item 1.2	-
1.25	Aggregate amount of loans to the parties included in item 1.11	-
1.26	Explanation necessary for an understanding of the transactions

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $A’000	Amount used $A’000
3.1	Loan facilities
3.2	Credit standby arrangements

+ See chapter 19 for defined terms.

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Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current quarter $A’000	Previous quarter $A’000
4.1	Cash on hand and at bank	71,614	73,402
4.2	Deposits at call
4.3	Bank overdraft
4.4	Other (provide details)
	Total: cash at end of quarter (item 1.23)	71,614	73,402

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))
5.1	Name of entity	Kuayu International Holdings Group Ltd (a Hong Kong Company)
5.2	Place of incorporation or registration	Hong Kong
5.3	Consideration for acquisition or disposal	$1,748
5.4	Total net assets	$79,439,000
5.5	Nature of business	Research, development, manufacturing and sale of the Home Media Centre, the Domestic Routers and the Commercial Routers.

Compliance statement

1	This unaudited statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement does give a true and fair view of the matters disclosed.

Justyn Stedwell – Company Secretary

On behalf of the Board of Wonhe Multimedia Commerce Limited

29/01/2016

+ See chapter 19 for defined terms.

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Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.	The definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report except for any additional disclosure requirements requested by AASB 107 that are not already itemised in this report.

3.	Accounting Standards. ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+ See chapter 19 for defined terms.

Appendix 4C Page 5	17/12/2010